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                                                                 Exhibit 10.1(p)

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

         This AMENDMENT NO. 1 to the 2003 Employment Agreement (the "Amendment") by and between CENTRAL PARKING CORPORATION, a Tennessee corporation (the "Company"), and JEFF HEAVRIN, an individual residing in Nashville, Tennessee, (the "Executive") is dated as of May 9, 2005.

         The Company and the Executive are party to that certain Employment Agreement (the "2003 Employment Agreement") by and between the Company and Executive executed as of May 30, 2003.

         The Company has asked the Executive to act as Interim Chief Financial Officer until such time as the Company shall elect a new Chief Financial Officer.

         In connection with the foregoing, the Company and Executive have agreed to amend certain provisions of the 2003 Employment Agreement.

         In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

     1. Section II is hereby deleted in its entirety and replaced with the following:

                                   SECTION II
                          POSITION AND RESPONSIBILITIES

                  The Executive agrees to serve as Interim Chief Financial Officer of the Company until the earlier of (i) July 1, 2005 or (ii) a Change In Control (as defined in the 2003 Employment Agreement) (the "Trigger Date"), and to be responsible for the typical management responsibilities expected of an officer holding such position and such other responsibilities as may be assigned to Executive from time to time by the Chief Executive Officer of the Company (in each case consistent with past practice). Thereafter, during the Period of Employment (as such term is defined herein below), the Executive agrees to serve as Chief Financial Officer and Senior Vice President of the Company, and to be responsible for the typical management responsibilities expected of an officer holding such positions and such other responsibilities as may be assigned to Executive from time to time by the Chief Executive Officer of the Company (in each case consistent with past practice) unless prior to the Trigger Date the Company shall request that the Executive remain with the Company as Vice President and Controller as provided in the 2003 Employment Agreement.

     2. Section IV A. is hereby deleted in its entirety and replaced with the following:

         A. Base Salary. The Company shall pay the Executive an annual base salary ("Base Salary") in the amount of $265,000 as long as the Executive is serving as Interim Chief Financial Officer or Vice President and Controller. The Base Salary shall be payable according to the customary payroll practices of the Company, but in no event less frequently than once each month. The Base Salary shall be reviewed each fiscal year and shall be subject to increase
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according to the policies and practices adopted by the Company from time to time. For the purposes of this Agreement, "Base Salary" shall mean the amount set forth above and, to the extent it is subsequently increased, such increased amount.

     3. Section IV B. is hereby deleted in its entirety and replaced with the following:

         B. Annual Incentive Award. The Company will pay an annual incentive compensation award or bonus ("Annual Incentive Award") to the Executive in a target amount of $75,000 and in accordance with the Company's bonus plan or program providing benefits substantially similar to bonus plans as may be adopted from time to time by the Company.

     3. Section XI A. is hereby amended by replacing sub section (i), (ii) and
(iii) with:

(i) three times his Base Salary, plus (ii) an amount equal to three times the Executive's target Annual Incentive Award that Executive was to receive during the Company's fiscal year in which the Change in Control took place, plus (iii) a continuation of Welfare Benefits and other perquisites of employment (including payment on the date of termination of the Company portion of 401k contributions that would have been made over the subsequent three years based on the Executive's compensation and Company contribution rate in effect prior to the Change in Control) for a period of three years following the termination.

     4. The Company and Executive agree that it shall not be a Constructive Discharge under Section VIII E. 3. of the 2003 Employment Agreement if prior to the Trigger Date, the Company requests Executive to resume the position of Vice President and Controller. However, any such request after the Trigger Date may be deemed a Constructive Discharge.

2. The 2003 Employment Agreement, as amended by this Amendment contains the entire understanding between the Company and the Executive with respect to the subject matter and supersedes any prior employment or severance agreements between the Company, its affiliates and the Executive. Notwithstanding the foregoing, the parties acknowledge and agree that the provisions set forth in the Company's 1995 Nonqualified Stock Option Plan and all previous grants to Executive arising out of such plan are in full force and effect.

3.All other provisions set forth in the 2003 Employment Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.



                                       CENTRAL PARKING CORPORATION


                                       By:
                                            -----------------------------------
                                            Monroe Carell
                                            Chief Executive Officer


                                       EXECUTIVE:



                                       ----------------------------------------
                                       Jeff Heavrin